UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 11, 2020

______________________

REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

111 E. Kilbourn Avenue, Suite 2600, Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 290-0910

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the Board of Directors (the “Board”) of REV Group, Inc. (the “Company”) approved the appointment of Mark Skonieczny as Chief Financial Officer of the Company, effective as of June 13, 2020, replacing Dean Nolden in this role.

Prior to his appointment as Chief Financial Officer of the Company, Mr. Skonieczny, 51, previously served as the Vice President and Corporate Controller at Adient PLC from October 2016 through October 2019. During this time, Mr. Skonieczny also held additional responsibilities as Vice President of Finance for the Global Seating Business and most recently Vice President of Finance for the Asia Pacific region.  From October 1999 through October 2016, Mr. Skonieczny held numerous roles at Johnson Controls, Inc., including Vice President of Corporate Development (December 2013 to October 2016), Vice President of Finance – Power Solutions Business (April 2012 to December 2013), Vice President of Finance – Building Efficiency (August 2007 to April 2012) and Assistant Corporate Controller (October 2004 to August 2007).

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Skonieczny setting forth certain terms of his employment with the Company commencing June 13, 2020. The Offer Letter and Mr. Skonieczny’s employment thereunder may be terminated with or without cause or notice, by the Company or by Mr. Skonieczny.

Under the terms of the Offer Letter, Mr. Skonieczny will receive an initial annual base salary of $470,000. In addition, Mr. Skonieczny will be eligible to participate in the REV Management Incentive Plan for fiscal year 2020 at a target level of 75% of base salary, with a maximum payout of 150% of base salary. Mr. Skonieczny will also be eligible to participate in the Rev Group, Inc. 2016 Omnibus Incentive Plan (the “Plan”) and on June 13, 2020 the Board granted an initial restricted stock award to Mr. Skonieczny under the Plan equivalent to 140% of his base salary, vesting in equal installments on December 31st of each of 2020, 2021, 2022 and 2023. The share amounts for each of these awards was determined based on the Company’s average share price for the prior 30 days at the time of grant. Additional annual awards under the Plan are expected to be reviewed by the Board in December of each year. Mr. Skonieczny will also be eligible to participate in all employee benefits plans offered to the Company’s employees generally.

The foregoing description of the Offer Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter. A copy of the Offer Letter will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated June 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: June 15, 2020	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
General Counsel and Secretary